Filed Pursuant to Rule 424(b)(7)

Registration No. 333-256258

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Ordinary shares, no par value per share	10,696,159	$0.6729	$7,197,445	$785.24

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s ordinary shares on June 18, 2021, as reported on The Nasdaq Capital Market.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form F-3ASR (Reg. No. 333-256258).

PROSPECTUS SUPPLEMENT

(To prospectus dated May 18, 2021)

Naked Brand Group Limited

10,696,159 Ordinary Shares

This prospectus supplement relates to the resale by the Selling Shareholders, as defined in the section titled “Selling Shareholders” below, of up to 10,696,159 of our ordinary shares, no par value (“Ordinary Shares”).

The Ordinary Shares offered for resale hereby consist of Ordinary Shares (the “Warrant Shares”) issuable pursuant to warrants (the “February 2021 Warrants”) sold by us, as part of units comprised of one Ordinary Share and one February 2021 Warrant, in a private placement completed on March 11, 2021 under a Securities Purchase Agreement dated February 24, 2021 (as amended on March 10, 2021, the “February 2021 SPA”). The number of Warrant Shares represents a good faith estimate of the maximum number of Ordinary Shares underlying such warrants. The actual number of shares issued upon such exercise may be more or less than this estimate, depending, among other things, on whether the February 2021 Warrants are exercised through a Black-Scholes cashless exercise as described in this prospectus supplement.

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders under this prospectus. However, we could receive up to approximately US$0.2 million in gross proceeds if the unexercised February 2021 Warrants are exercised in full for cash. Any amounts we receive from such exercise will be used for working capital and general corporate purposes.

Information regarding the Selling Shareholders, the number of Ordinary Shares that may be sold by them, and the times and manner in which they may offer and sell the Ordinary Shares under this prospectus is provided under the sections titled “Selling Shareholders” and “Plan of Distribution” below. We have not been informed by the Selling Shareholders when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell any, all, or none of the securities offered by this prospectus. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

Our ordinary shares trade on the Capital Market of The Nasdaq Stock Market (“Nasdaq”) under the symbol “NAKD.” The last sale price of our ordinary shares on June 21, 2021 was US$0.64 per share.

Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the other information contained in or incorporated by reference in this prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 22, 2021.

You should rely only on the information contained in this prospectus supplement and accompanying base prospectus, and the documents we incorporate by reference herein and therein. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and accompanying base prospectus, and incorporated by reference herein and therein, is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement or accompanying base prospectus, or any of the documents we incorporate herein or therein, contain summaries of the documents referred to herein or therein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement and accompanying base prospectus, and the documents we incorporate herein and therein, contain references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademark is Frederick’s of Hollywood. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-256258) that we filed with the SEC using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement relates to the offering of 10,696,159 Ordinary Shares. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our Ordinary Shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information contained elsewhere in this prospectus supplement and in the documents incorporated in this prospectus supplement by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2021 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus supplement and the documents incorporated by reference in this prospectus supplement, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

Unless otherwise stated in this prospectus, “we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations; “FOH” refers to FOH Online Corp., our operating subsidiary; and “Bendon” refers to Bendon Limited, formerly one of our operating subsidiaries.

On December 20, 2019, we completed a reverse stock split of our ordinary shares, pursuant to which every 100 ordinary shares outstanding as of the effective time of the reverse stock split were combined into one ordinary share. All share and per share information in this prospectus is presented on post-reverse split basis.

Our Company

Our business is operated through our operating subsidiary, FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollywood products online at www.fredericks.com. Until recently we also operated bricks-and-mortar locations.

On January 21, 2021, we announced plans to undertake a transformative restructure in which we would dispose of our bricks-and-mortar operations in order to focus exclusively on our e-commerce business. To that end, we signed a non-binding and non-exclusive term sheet to divest ourselves of our Bendon subsidiary, to a group composed of then-existing management of the Company, including Justin Davis-Rice, the Executive Chairman and Chief Executive Officer of the Company, and Anna Johnson, the Chief Executive Officer of Bendon (the “Bendon Sale”, as further described below). On April 23, 2021, we held an Extraordinary General Meeting of Shareholders, at which our shareholders approved the Bendon Sale. On April 30, 2021, we signed a conditional share sale agreement for the Bendon Sale (the “Bendon Share Sale Agreement”) and simultaneously consummated the transactions contemplated thereby.

FOH has entered into a services agreement with Bendon Limited whereby Bendon will continue to provide a full range of services to FOH covering selling, marketing, advertising, manufacturing, designing, distribution and logistics, inventory management, e-commerce and website management, customer service and associated MIS-business systems and operational financial support.

Following the divestment of Bendon and having recently raised capital, Naked is in a strong financial position to further leverage and build on its leading e-commerce position in intimate apparel through the addition of synergistic, high growth and high margin e-commerce businesses as part of its new strategy to a pure-play e-commerce leader.

Our Brand

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra and the padded bra to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

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Recent Developments

COVID-19

On January 30, 2020, the World Health Organization (the “WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China, COVID-19, and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the business’ financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail, wholesale and licensing businesses. Throughout the financial period reported and to this date the business has had periods where it has temporarily closed its bricks and mortar stores. Throughout these periods the business has been able to continue to trade through Frederick’s of Hollywood online store and has been able to fulfil online orders from the New Zealand and U.S. warehouses (as well as through the Bendon Lingerie online store until its divestment in April 2021). To mitigate the significant impact on cashflow the business was able to work with suppliers to get support with delayed payments. For the Bendon part of the business, through the time of its divestment in April 2021, the business was able to negotiate support from the majority of landlords to provide rent abatements through the periods of closure, its employees agreed to work reduced hours for the initial key shutdown periods, and it was able to apply for Government wage subsidies from the New Zealand and Australian governments. Through the time of its divestment in April 2021, the Bendon business had received NZ$2.0m in subsidies from the New Zealand government and NZ$0.8m from the Australian Government. The business also was able to receive support from the Bank of New Zealand, or “BNZ,” to defer loan repayments and has subsequently repaid this loan and closed the facility. The impact of COVID-19 in Asia initially delayed stock flow due to temporary factory closures, however, the business was able to work with suppliers to prioritise and reschedule orders.

Management and the directors continue to monitor the situation on a daily basis to minimize the total impact to the group.

Bendon Sale

On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the JDR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson (together, the “Buyers”), and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021 (the “Accounts Date”) notwithstanding that closing of the Transaction (the “Completion”) occurred on April 30, 2021.

Because the Buyers are related parties of ours, we adopted strict governance and information protocols to ensure independent consideration and assessment of the Buyers’ proposal and the Bendon Share Sale Agreement. Our independent directors formed an independent committee of the board of directors, which considered, on our behalf, the Bendon Sale. The consideration paid for the share capital of Bendon was determined through negotiations between the independent committee and the Buyers.

The key terms of the Bendon Share Sale Agreement are as follows:

Consideration. The consideration paid by the Buyers was NZ$1.00 as adjusted based on the target inventory amount of NZ$18.2 million and by a true up adjustment for estimated Net Cash/(Debt) and Working Capital as at the Accounts Date. The inventory adjustment resulted in a payment by us to Bendon in the amount of NZ$4.8 million. The Net Cash/(Debt) and Working Capital adjustments are to be prepared within 30 business days after Completion.

Exit Event Proceeds. If the Buyers or Mr. Davis-Rice and Ms. Johnson agree to sell the shares in Bendon or its business within three years following Completion, we will be entitled to the following percentage of the net proceeds of the sale: in the first year following Completion, 75%; in the second year following Completion, 50%; and in the third year following Completion, 25%.

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Profit share. We are entitled to a tiered percentage of net profits of Bendon and the entities controlled by Bendon (the “Bendon Group”) for three years commencing on July 1, 2021, being in: the first year, 30%; the second year, 20%; and the third year, 10%. The net profits are to be calculated on a cumulative basis so that any losses from the first or second year are offset against any profits in a subsequent year.

Forgiveness of the Intra Group Loans. We forgave all inter-company debt owing by the Bendon Group to us and our subsidiaries other than the Bendon Group effective as of January 30, 2021 (which is approximately NZ$43.6 million).

Naked Facility. We will provide Bendon with a 5 year loan of up to NZ$7 million (the “Naked Facility”) at an initial interest rate per annum of 5% and, following Bendon obtaining additional external senior debt which the Buyers and Bendon are proposing to raise after Completion, an interest rate of 50 basis points above the rate of this senior debt. The Naked Facility will also be subordinated to this senior debt.

Costs. We agreed to pay up to NZ$300,000 of the Buyers’ and Bendon’s costs in relation to the Bendon Sale, which was agreed in exchange for the Buyers’ agreeing for the term sheet to be entered into on a non-exclusive basis.

FOH Services Agreement. FOH, our wholly owned subsidiary, entered into a management services agreement (the “FOH Services Agreement”) with Bendon pursuant to which Bendon will provide certain management services.

As a result of the Bendon Sale, our sole operating subsidiary is FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

Management Changes

On January 21, 2021, our board of directors appointed Justin Davis-Rice as our Chief Executive Officer, replacing Anna Johnson. Ms. Johnson remained the Chief Executive Officer of Bendon. In connection with his appointment, our board of directors, upon the recommendation of the compensation committee, granted to Mr. Davis-Rice phantom warrants with a strike price equal to $0.37 (the 20-day volume-weighted average price of the Ordinary Shares). The phantom warrants will vest in three tranches, with the first tranche vesting immediately, the second tranche vesting on July 21, 2021 and the third tranche vesting on January 21, 2022. Each tranche will cover 1.5% of our outstanding Ordinary Shares as of the date of vesting and will expire three years after its vesting date. Upon exercise, the Company will net cash settle the phantom warrants. As a result, no Ordinary Shares will be issued.

On January 18, 2021, our board of directors appointed Simon Tripp as a director of the Company. Mr. Tripp replaced Paul Hayes, who resigned as a director of the Company on the same day.

On April 19, 2021 Mark Ziirsen was appointed as Chief Financial Officer, replacing Cheryl Durose.

Nasdaq Compliance

On April 26, 2021, we received a notice from Nasdaq’s Listing Qualifications Department stating that, for the 30 consecutive business days ending April 23, 2021, the closing bid price for the Ordinary Shares had been below the minimum of $1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days (until October 25, 2021) to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least $1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the 180-day period, we may be eligible for additional time.

The Nasdaq notification did not have any immediate effect on the listing of the Ordinary Shares, and the Ordinary Shares continue to trade uninterrupted under the symbol “NAKD.” Naked management intends to actively monitor the bid price for the Ordinary Shares and will consider all available options to regain compliance with the Nasdaq minimum bid price requirement.

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Financing Transaction

February 2021 Private Placement

On February 24, 2021, we entered into the February 2021 SPA with the Selling Shareholders, pursuant to which we agreed to sell in a private placement an aggregate of US$100,000,000 of units, each unit consisting of one Ordinary Share and one February 2021 Warrant. On March 10, 2021, we entered into an amendment to the February 2021 SPA. On March 11, 2021, we consummated the sale of the units under the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 Ordinary Shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million. For more information, see “—Background of the Offering” below.

ATM Offerings

On February 24, 2021, we entered into an equity distribution agreement (the “February EDA”) with Maxim Group LLC (“Maxim”), pursuant to which we may sell, from time to time, through Maxim, Ordinary Shares having an aggregate offering price of up to US$99,500,000 (the “ATM Offering”). Sales of Ordinary Shares in the ATM Offering, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Maxim is not required to sell any specific amount but will act as our exclusive sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. We have no obligation to sell any of the Ordinary Shares under the February EDA and may at any time suspend solicitation and offers under the February EDA. As of June 21, 2021, we sold an aggregate of 69,269,818 Ordinary Shares pursuant to the February EDA, for gross proceeds of US$69,120,474 (NZ$96,429,232) and net proceeds of US$67,046,860 (NZ$93,536,355), after payment to Maxim of an aggregate of US$2,073,614 (NZ$2,892,877) in commissions.

We also conducted two prior “at the market” offerings through Maxim. On October 19, 2020, we entered into an equity distribution agreement with Maxim (the “October EDA”), pursuant to which we sold an aggregate of 107,036,117 Ordinary Shares, for gross proceeds of US$49,999,716 (NZ$69,754,068) and net proceeds of US$48,499,724 (NZ$67,661,446), after payment to Maxim of an aggregate of US$1,499,991 (NZ$2,092,622) in commissions. In connection with the execution of the February EDA, we terminated the offering under the October EDA. On August 20, 2020, we entered into an equity distribution agreement with Maxim, as amended on September 25, 2020 (the “August EDA”), pursuant to which we sold an aggregate of 138,252,413 Ordinary Shares, for gross proceeds of US$17,998,700 (NZ$25,109,793) and net proceeds of US$17,458,739 (NZ$24,356,500), after payment to Maxim of an aggregate of US$539,961 (NZ$753,294) in commissions. In connection with the commencement of sales under the October EDA, we terminated the offering under the August EDA.

Repayment of Credit Facility

On February 10, 2021, we paid approximately US$10,300,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under that certain Facility Agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and BNZ, as lender. As a result, the facility was terminated.

Registered Direct Offering

On February 1, 2021, we closed on the sale of 29,415,000 Ordinary Shares in a public offering to certain institutional investors at a price of $1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000, after deducting the placement agent’s fees of US$3,000,330 and other estimated offering expenses.

Notes Issued in October, November, and December 2019 and January, February, and April 2020

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In each of October, November and December 2019 and January, February, and April 2020, we completed a private placement of a convertible promissory note (each, a “Prior Note”) and a warrant to purchase ordinary shares to either St. George Investments LLC (“St. George”) or Iliad Research and Trading L.P. (“Iliad”), which are affiliates of one another (together, the “Affiliated Holders”). Each private placement of a Prior Note was made pursuant to a Securities Purchase Agreement with the applicable Affiliated Holder. The aggregate purchase price of the Prior Notes was US$15,500,000 (NZ$22,831,000). Each of the Prior Notes was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of each Prior Note. In addition, the applicable Affiliated Holder had the right to exchange each warrant for a 5% increase in the outstanding balance of the related Prior Note, a right the Affiliated Holder exercised in each case. Because we did not timely complete an equity financing as required by each of the Prior Notes and did not timely file a registration statement as required by the Prior Notes issued in February and April 2020, the outstanding balance of each applicable Prior Note was increased by 10% for each such occurrence. Each of the Prior Notes provided for an interest rate of 20% per annum, compounded daily, and for maturity on the second anniversary of its issuance. Each of the Prior Notes originally provided for a fixed conversion price, but we agreed to three temporary reductions of the conversion price of the Prior Note issued in December 2019 and subsequently agreed to amend each of the Prior Notes issued in October, November and December 2019 and in January and February 2020 so that each such note could be converted at a floating conversion price (but in any event at not less than a specified floor price), provided we approved each such conversion.

As of November 2020, the Prior Notes issued in October, November and December 2019 and January and February 2020 had been converted in full into an aggregate of 66,580,270 Ordinary Shares. In addition, on in February 2021, we exchanged the full amount of the Prior Note issued in April 2021 for 4,002,789 Ordinary Shares.

Note and Purchase Warrant Issued in July 2020

In July 2020, we completed a private placement of a convertible promissory note (the “July Note”) and a warrant to purchase ordinary shares (the “July Purchase Warrant”) to one of the Affiliated Holders, Iliad Research Trading L.P., pursuant to a Securities Purchase Agreement, for an aggregate purchase price of US$8,000,000 (NZ$11,300,000). The July Note was issued with an original issue discount of 5%, and certain expenses of the Affiliated Holder were added to the balance of the July Note, for an original principal balance of US$8,420,000. We also granted a financing rebate to the Affiliated Holder, resulting in net proceeds to us of approximately US$7,200,000 (NZ$10,100,000) from the sale of the July Note. The July Note provided for interest at the following rate: (i) for a period of 90 days starting on its issuance date, 2.0% per annum, (ii) for the next 90 days, 10.0% per annum and (iii) thereafter, 15.0% per annum, and provided for maturity on the second anniversary of its issuance. The July Note was convertible, at our election (subject to certain limitations) or at the election of the Affiliated Holder, into ordinary shares at a conversion price equal to US$0.2424. The July Purchase Warrant entitled the Affiliated Holder to purchase ordinary shares at an exercise price of US$0.6707 per share. In addition, if the exercise price of the July Purchase Warrant was higher than the last closing bid price of the ordinary shares, the July Purchase Warrant could be exercised on a cashless basis for a number of shares equal to the Black-Scholes value per share underlying the July Purchase Warrant, multiplied by the number of shares as to which the July Purchase Warrant was being exercised, divided by the closing bid price as of two business days prior to the exercise date, but in any event not less than the floor price specified in the July Purchase Warrant. For this purpose, the Black-Scholes value per share underlying the July Purchase Warrant was a fixed value as set forth in the July Purchase Warrant.

As of January 2021, the July Note had been converted in full into an aggregate of 35,081,733 Ordinary Shares and the July Purchase Warrant had been exercised in full, pursuant to the Black-Scholes cashless exercise provision, for an aggregate of 47,817,633 Ordinary Shares.

Corporate Information

Our principal and registered office is located at Unit 7, 35-39 William Street, Double Bay, New South Wales 2028, Australia, and our telephone number is +64 9 275 0000. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus supplement.

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Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page S-24.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-11 of this prospectus supplement and the Annual Report incorporated by reference herein.

Background of the Offering

On March 11, 2021, under the February 2021 SPA, we completed a private placement to certain accredited investors of 117,647,059 units, each unit consisting of one Ordinary Share and one February 2021 Warrant, and we received gross proceeds of approximately US$100,000,000. We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million.

The February 2021 SPA includes certain customary representations and warranties and covenants of us and the investors, and we have certain customary indemnification obligations under the February 2021 SPA. In addition, among other features, the February 2021 SPA includes a put right. To the extent allowable under federal securities laws and the rules of Nasdaq, and subject to our continued listing on Nasdaq, on the day after the day that an investor no longer holds any Ordinary Shares or February 2021 Warrants, we agreed to sell to the investor and the investor agreed to purchase from us, in a private placement, such number of Ordinary Shares, priced at the previous day’s closing bid price, equal to one-third of the investor’s net profit (determined after payment of all expenses, including, but not limited to, brokerage and transfer fees) from the investor’s sale of the Ordinary Shares and Warrants purchased under the February 2021 SPA. Notwithstanding the foregoing, no investor will be required to purchase such additional Ordinary Shares unless such shares are registered for resale by the investor upon issuance thereof pursuant to the Securities Act, or that would cause the Investor to exceed the Beneficial Ownership Limit (as defined below).

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The February 2021 Warrants have an exercise price of US$0.935 per share (“Exercise Price”) and will expire on March 11, 2026. The February 2021 Warrants can be exercised on a net share exercise basis at any time and from time to time. In addition, the February 2021 Warrants provide:

●	Black-Scholes Value Cashless Exercise: At any time, the February 2021 Warrants may be exercised on a cashless basis for a number of Ordinary Shares equal to the Black-Scholes value per share, multiplied by the number of Ordinary Shares as to which the February 2021 Warrant is being exercised, divided by the closing bid price as of two trading days prior to the exercise date (but not less than the floor price specified in the warrant). For this purpose, the Black-Scholes value per share is calculated using an underlying price equal to US$0.95 (as may be adjusted for stock dividends, subdivisions, or combinations); a risk-free interest rate corresponding to the U.S. Treasury rate; a strike price equal to the Exercise Price; an expected volatility equal to 135%; and a deemed remaining term of five years (regardless of the actual remaining term of the February 2021 Warrant). Accordingly, the Black-Scholes value calculation will not change as a result of future changes in the stock price, risk-free interest rate, volatility or remaining life of the February 2021 Warrants. As a result, the number of Ordinary Shares issued upon exercise of the February 2021 Warrants may substantially exceed the number of Ordinary Shares that may be purchased pursuant to a cash exercise. However, in no event will we be required to issue upon exercise of the warrants more than a fixed maximum number of Ordinary Shares specified in the warrants.

Notwithstanding the foregoing, (i) if the previous day’s closing bid price has increased by more than 20% from the closing bid price on the date of the closing, the number of Warrants eligible for Black-Scholes value cashless exercise will be reduced by the same percentage as the price the Ordinary Shares have increased, up to an aggregate of 40%, and (ii) if on any date commencing on the day after the Company’s meeting of shareholders held on April 30, 2021 the closing bid price of the Ordinary Shares exceeds the closing bid price of the Ordinary Shares on the date of the closing for three consecutive days and the average daily trading volume of the Ordinary Shares is equal to or greater than US$60 million, the warrant holder will have 14 business days to complete a Black-Scholes value cashless exercise or it shall forfeit such right.

●	Beneficial Ownership Limit: The February 2021 Warrants may not be exercised to the extent the holder or any of its affiliates would beneficially own more than 9.9% of our outstanding Ordinary Shares (the “Beneficial Ownership Limit”) after giving effect to such exercise.

●	Call Right: At any time after the Company’s meeting of shareholders held on April 30, 2021, if the closing bid price of the Ordinary Shares exceeds the Exercise Price by 60% or more for ten consecutive trading days (as measured from the date of such meeting) with average daily trading volume of the Ordinary Shares equal to or exceeding US$60 million, the Company can require the warrant holders, upon five business days’ notice, to exercise the February 2021 Warrants for cash.

●	Structural Anti-Dilution: The Exercise Price and number of Ordinary Shares covered by the February 2021 Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting the Company’s share capital as a whole.

Effective as of March 12, 2021, we registered for resale the Ordinary Shares underlying the units, including 150% of the initial number of Ordinary Shares issuable pursuant to cash exercise of the February 2021 Warrants, which represented a good faith estimate of the maximum number of Ordinary Shares issuable upon the exercise of the February 2021 Warrants.

As of June 21, 2021, the February 2021 Warrants had been exercised as to 117,429,370 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 186,103,086 Ordinary Shares (of which, 10,260,783 Ordinary Shares are subject to a notice of exercise, but have not yet been issued). Accordingly, as of such date, February 2021 Warrants to purchase 217,688 Ordinary Shares remained outstanding.

Because the number of Ordinary Shares issued and issuable pursuant to the February 2021 Warrants exceeds the number of shares registered on March 12, 2021, in accordance with the February 2021 SPA, we are now offering for resale pursuant to this prospectus supplement an additional 10,696,159 Warrant Shares issuable pursuant to the February 2021 Warrants. The number of additional Warrant Shares represents a good faith estimate of the maximum number of Ordinary Shares underlying such warrants. The actual number of shares issued upon such exercise may be more or less than this estimate, depending, among other things, on whether the unexercised February 2021 Warrants are exercised through a Black-Scholes cashless exercise.

Copies of the February 2021 SPA and a form of the February 2021 Warrant are incorporated as exhibits to the registration statement of which this prospectus supplement forms a part and are incorporated herein by reference. The summary of such agreements contained in this prospectus supplement is qualified in its entirety by reference to the text of such agreements. We urge you to read such agreements in full.

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THE OFFERING

Ordinary Shares being offered by the Selling Shareholders	10,696,159

Ordinary Shares outstanding	842,759,571 Ordinary Shares as of June 21, 2021, which does not include:
(i) approximately 10,478,471 Ordinary Shares underlying the February 2021 Warrants (including 10,260,783 Ordinary Shares as to which a notice of exercise has been delivered, but the Ordinary Shares have not yet been issued). However, the actual number of shares issuable upon exercise of the February 2021 Warrants may be more than the foregoing amount, depending, among other things, on whether the unexercised February 2021 Warrants are exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon exercise of the February 2021 Warrants would depend on the market price of the ordinary shares at the time of exercise. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued; or
(ii) 535,987 ordinary shares underlying our other outstanding warrants (other than the February 2021 Warrants).

Listing of Securities and trading symbols	Our Ordinary Shares trade on the Nasdaq Capital Market under the symbol “NAKD”.

Plan of distribution	The Ordinary Shares covered by this prospectus supplement may be sold by the Selling Shareholder in the manner described under the section entitled “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the securities by the Selling Shareholders under this prospectus supplement.

Risk factors	See the section titled “Risk Factors” and the other information included in this prospectus supplement for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our Ordinary Shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus supplement and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our Ordinary Shares could decline and you could lose all or a part of your investment.

Risks Related to the Offering

Sales by the Selling Shareholders of the Ordinary Shares covered by this prospectus supplement could adversely affect the trading price of our Ordinary Shares.

We are registering for resale up to 10,696,159 Ordinary Shares, or approximately 1.3% of our Ordinary Shares on a fully diluted basis. The Ordinary Shares we are registering for resale consist of Ordinary Shares issuable upon the exercise of the February 2021 Warrants, and represent a good faith estimate of the maximum number of Ordinary Shares underlying such warrants. The actual number of shares issued upon such exercise may be more or less than this estimate, depending, among other things, on whether the unexercised February 2021 Warrants are exercised through a Black-Scholes cashless exercise. In such event, the number of Ordinary Shares issuable upon exercise of the February 2021 Warrants would depend on the market price of the Ordinary Shares. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the February 2021 Warrants. However, in no event will we be required to issue upon exercise of the warrants more than a fixed maximum number of Ordinary Shares specified in the warrants. The resale of all or a substantial portion of the Ordinary Shares registered hereby in the public market, or the perception that these sales might occur, could cause the market price of our Ordinary Shares to decrease and may make it more difficult for us to sell Ordinary Shares in the future at a time and upon terms that we deem appropriate.

Risks Relating to Our Business

Our financial condition and results of operations have been and may continue to be adversely affected by outbreaks of contagious disease such as the recent COVID-19 pandemic.

Our business has been and may continue to be adversely affected by a widespread outbreak of contagious disease, including the recent COVID-19 pandemic, resulting in business closures and a limit on consumer and employee travel across the globe. Any outbreak of contagious diseases, or other adverse public health developments, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to travel, reduced traffic in our stores and the stores of our wholesale customers, temporary closures of our stores and/or office buildings or the facilities of our wholesale customers or suppliers. We may also see disruptions or delays in shipments and negative impacts to pricing of certain components of our products. Further, any disruption of our customers or suppliers would likely impact our sales and operating results. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our end customers’ products and likely impact our operating results. The resulting economic downturn can also negatively impact our stock price.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail licensed ecommerce business impacting customer demand and through the impact on the supply chain and logistics side of the business. Throughout the period the business has been able to continue to trade through the Frederick’s of Hollywood online store with orders fulfilled through the U.S. warehouse. There have been periods when fulfilment has been negatively impacted by reduced productivity in the third-party warehouse due to requirements for social distancing or reduced employee availability. The impact of COVID-19 in Asia initially delayed stock flow due to temporary factory closures, however, the business was able to work with suppliers to prioritise and reschedule orders.

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Management and the directors continue to monitor the situation on a daily basis to minimize the total impact to the group.

Our new strategic direction may not be successful, which may adversely affect our results of operations and cause our share price to decline.

As a result of the Bendon Sale, our sole operating subsidiary is FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. Our strategy moving forward is, amongst other things, to organically grow the revenue and profitability of FOH, leverage our core capabilities and extract potential cross synergies, and actively pursue strategic acquisitions. Accordingly, our ability to achieve the anticipated benefits, including the anticipated cost savings or synergies of our new strategic direction is subject to many estimates, assumptions and uncertainties. Additional restructuring or reorganization activities may also be required in the future, which could further increase the risks associated with our new strategic direction. There is no assurance that we will successfully implement, or fully realize the anticipated impact of, our new strategic direction or execute successfully on our plan, in the timeframes we desire or at all. If we fail to realize the anticipated benefits from these measures, or if we incur charges or costs in amounts that are greater than anticipated, our financial condition and operating results may be adversely affected.

The changes and potential changes to our operations as a result of the new strategic direction may introduce uncertainty regarding our prospects and may result in disruption of our business. These changes and activities caused our stock price to decline and may cause it to further decline in the future. As a result of these or other similar risks, our business, results of operations and financial condition may be adversely affected.

Acquisitions we complete may not be successful in achieving intended benefits, cost savings and synergies.

As discussed above, it is expected that acquisitions will be a key component of our strategy to build a leading pure play e-commerce business. We are well positioned with significant levels of available cash and a demonstrable track records of raising additional capital, if required, and have substantial flexibility in how we deploy the cash.

Acquisitions may divert management’s time and focus from operating our business. Acquisitions also may require us to spend a substantial portion of our available cash, incur debt or other liabilities, amortize expenses related to intangible assets or incur write-offs of goodwill or other assets. Prior to completing any acquisition, our management team identifies expected synergies, cost savings and growth opportunities but, due to legal and business limitations, we may not have access to all necessary information. The integration process may be complex, costly and time-consuming. The potential difficulties of integrating the operations of an acquired business and realizing our expectations for an acquisition, including the benefits that may be realized, include, among other things:

●	failure to implement our business plan for the combined business;

●	delays or difficulties in completing the integration of acquired companies or assets;

●	higher than expected costs, lower than expected cost savings or a need to allocate resources to manage unexpected operating difficulties;

●	unanticipated issues in integrating manufacturing, logistics, information, communications and other systems;

●	unanticipated changes in applicable laws and regulations affecting the acquired business;

●	unanticipated changes in the combined business due to potential divestitures or other requirements imposed by antitrust regulators;

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●	retaining key customers, suppliers and employees;

●	retaining and obtaining required regulatory approvals, licenses and permits;

●	operating risks inherent in the acquired business;

●	diversion of the attention and resources of management;

●	consumers’ failure to accept product offerings by us or our licensees;

●	assumption of liabilities not identified in due diligence;

●	the impact on our or an acquired business’ internal controls and compliance with the requirements under the Sarbanes-Oxley Act of 2002; and

●	other unanticipated issues, expenses and liabilities.

We also may issue additional equity securities in connection with an acquisition, which could cause dilution to our stockholders. Finally, acquisitions could be viewed negatively by analysts, investors or our customers.

We have completed acquisitions that have not performed as well as initially expected and cannot assure you that any acquisition will not have a material adverse impact on our financial condition and results of operations.

We are and may become the subject of various claims, threats of litigation, litigation or investigations which could have a material adverse effect on our business, financial condition, results of operations or price of our ordinary shares.

We are and may become subject to various claims, threats of litigation (including, from current and former shareholders of our company), litigation or investigations, including commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters. Any claims asserted against us or our management, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our relationship with our clients, distribution partners and other third parties and could lead to additional related claims. Furthermore, there is no guarantee that we will be successful in defending ourselves in pending or future litigation or similar matters under various laws. Any judgments or settlements in any pending litigation or future claims, litigation or investigation could have a material adverse effect on our business, financial condition, results of operations and price of our Ordinary Shares.

Risks Related to Our Ordinary Shares

We may issue additional securities in the future, which may result in dilution to our shareholders.

We are not restricted from issuing additional Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares. We may conduct equity offerings in the future to raise additional capital to operate and/or expand our business or for acquisitions.

For instance, we may sell up to US$99,500,000 of Ordinary Shares (of which US$69,120,474 have been sold as of June 21, 2021) in an “at-the-market” offering pursuant to the February EDA. It is not possible to predict the actual number of Ordinary Shares we will sell under the February EDA because the number of Ordinary Shares that are sold through Maxim will fluctuate based on a number of factors, including the market price of the Ordinary Shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our Ordinary Shares during the sales period. However, we may sell a substantial number of Ordinary Shares in the ATM Offering.

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Furthermore, we also may issue additional Ordinary Shares upon exercise of our other outstanding warrants (other than the February 2021 Warrants). As of June 21, 2021, there were 535,987 Ordinary Shares underlying such outstanding warrants.

There is no limit on the number of Ordinary Shares we may issue under our constitution. To the extent our outstanding warrants are exercised, our outstanding convertible promissory notes are converted, or we conduct additional equity offerings, additional Ordinary Shares will be issued, which may result in dilution to our shareholders. Sales of substantial numbers of shares in the public market could adversely affect the market price of our Ordinary Shares. In addition, issuances of a substantial number of shares will reduce the equity interest of our existing investors and could cause a change in control of our company.

We may require additional capital funding, the receipt of which may impair the value of our Ordinary Shares.

Our future capital requirements depend on many factors, including our restructuring, our sales and marketing and our acquisition activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop and commercialize our products and product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing Ordinary Shares.

Our share price may be volatile, and purchasers of our securities could incur substantial losses.

Our share price is likely to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies, and our share price recently has experienced the effects of such extreme volatility. For example, the closing price of our Ordinary Shares on Nasdaq was US$0.99 on March 3, 2021. Between January 4, 2021 and March 3, 2021, the highest intra-day sale price of our Ordinary Shares was US$3.60 and the lowest intra-day sale price of our Ordinary Shares was US$0.19. During this time, we did not make any announcements regarding our financial condition or results of operations, although we did announce a planned restructuring on January 21, 2021. Since March 3, 2021, through June 21, 2021, the intra-day sales price of our Ordinary Shares on Nasdaq has been between $1.11 and $0.41.

We may continue to experience rapid and substantial increases or decreases in our stock price in the foreseeable future that are do not coincide in timing with the disclosure of news or developments by us. Accordingly, the market price of the Ordinary Shares may fluctuate dramatically, and may decline rapidly, after you purchase shares from the Selling Shareholders, irrespective of any developments in our business.

The market price for our Ordinary Shares may be influenced by many factors, including the following:

●	factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Ordinary Shares and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	the political, economic and social situation in the Australia, New Zealand, the United States and the other countries in which we operate, including privacy laws;

●	actual or expected variations in operating results;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments;

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●	adoption of new accounting standards affecting the industry in which we operate;

●	operations and stock performance of competitors;

●	litigation or governmental action involving or affecting us or our subsidiaries;

●	recruitment or departure of key personnel;

●	purchases or sales of blocks of our Ordinary Shares; and

●	operating and stock performance of the companies that investors may consider to be comparable to us.

These broad market and industry factors may seriously harm the market price of our Ordinary Shares, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our Ordinary Shares may become the target of a “short squeeze.”

Recently, securities of certain companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. There can be no assurance that we will not, in the future be, a target of a short squeeze, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

The market for our Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Ordinary Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Ordinary Shares that they hold.

We do not intend to pay any dividends on our Ordinary Shares at this time.

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Ordinary Shares in the foreseeable future. As a result, any gain you will realize on our Ordinary Shares will result solely from the appreciation of such shares.

Nasdaq may delist the Ordinary Shares from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions.

The Ordinary Shares are currently listed on the Nasdaq Capital Market under the trading symbol “NAKD.” However, on April 26, 2021, we received a notice from Nasdaq’s Listing Qualifications Department stating that, for the 30 consecutive business days ending April 23, 2021, the closing bid price for the Ordinary Shares had been below the minimum of $1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days (until October 25, 2021) to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least US$1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the 180-day period, we may be eligible for additional time.

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If the Ordinary Shares are not listed on Nasdaq at any time, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that the Ordinary Shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Ordinary Shares;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	our restructuring initiatives;

●	expectations regarding industry trends and the size and growth rates of addressable markets;

●	our business plan and our growth strategies, including plans for acquisitions and expansion to new markets and new products; and

●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following risks:

●	our reliance on our Frederick’s of Hollywood brand;

●	our ability to protect or preserve our brand image and proprietary rights;

●	our ability to satisfy changing consumer preferences;

●	an economic downturn affecting discretionary consumer spending;

●	our ability to manage our growth effectively;

●	the success of our business restructuring;

●	our ability to raise any necessary capital;

●	poor performance during our peak season affecting our operating results for the full year;

●	our ability to manage our product distribution given our reliance on third-party distribution/fulfilment;

●	the success of our marketing programs; and

●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

All the Ordinary Shares sold under this prospectus supplement will be sold or otherwise disposed of for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares under this prospectus supplement. However, we could receive up to approximately US$0.2 million in gross proceeds if the unexercised February 2021 Warrants are exercised in full for cash. Any amounts we receive from such exercise will be used for working capital and other general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization at January 31, 2021 on an historical basis and on a pro forma basis, after giving effect to the transaction described in the notes table.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussions and Analysis of Financial condition and Results of Operations” and the other financial information incorporated by reference in this prospectus supplement from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

In Thousands of NZ$ and US$	As at January 31, 2021 (Historical)		As at January 31, 2021 (Pro Forma)(1)(2)
	NZ$	US$ (3)	NZ$	US$ (3)
Borrowings	17,495	12,540	0	0
Share Capital	338,498	242,635	633,146	453,839
Accumulated Losses	(244,941)	(175,574)	(245,505)	(175,978)
Reserves	(4,366)	(3,130)	(4,366)	(3,130)
Total Capitalization	106,686	76,473	383,275	274,731

(1)	The pro forma information reflects the following transactions:

●	On February 1, 2021, we closed on the sale of 29,415,000 Ordinary Shares in a public offering to certain institutional investors at a price of US$1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the offering. The net proceeds to us from the offering were approximately US$46,900,000 (NZ$65,429,688), after deducting the placement agent’s fees of US$3,000,330 and other estimated offering expenses. Gross proceed less agents fees of approximately, US$47.0 million was taken to Share Capital with the expense of US$0.1 million impacting Accumulated Losses.

●	On February 10, 2021, we paid approximately US$10,394,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

●	On February 25, 2021, we exchanged the Prior Note issued in April 2020 for 4,002,789 Ordinary Shares. The table reflects the January 31, 2021 exchange of notes at the carrying value of US$2,152,000 (NZ$3,002,000). This had the effect of reducing Borrowings and increasing Share Capital.

●	On March 11, 2021, we consummated the sale of $100,000,000 of units under the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 ordinary shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the Investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million (NZ$132.4 million) with the effect of increasing Share Capital by that amount. As of June 21, 2021, the February 2021 Warrants have been exercised as to 117,429,370 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 186,103,086 Ordinary Shares (of which, 10,260,783 Ordinary Shares are subject to a notice of exercise, but have not yet been issued). The financial liability associated with the warrants is yet to be determined. When recognized, there will be no material net impact on the table above, as any impact will have equal, but opposite effects, on each of Share Capital and Accumulated Losses.

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●	Through June 21, 2021, pursuant to the February EDA, we sold an aggregate of 69,269,818 Ordinary Shares pursuant to the February EDA, for gross proceeds of US$69,120,474 (NZ$96,429,232) and net proceeds of US$67,046,860 (NZ$93,536,355), after payment to Maxim of an aggregate of US$2.073,614 (NZ$2,892,877) in commissions. As a result, Share Capital increased by the value of the net proceeds of US$67,046,860.

(2)	The pro forma information excludes the following transactions:

●	On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the DR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021 notwithstanding that closing of the Bendon Sale occurred on April 30, 2021.

Interim Bendon Sale consideration is as follows:

	NZ$		US$
Inventory adjustment payment	4.8m		3.4m
Intercompany debt forgiveness	43.6m	m	31.3m
Buyers costs	0.3m	m	0.2m
BNZ loan repayment	14.5m	m	10.4m
Total interim consideration	63.2m		45.3m

The effect of the Bendon Sale has not been included in the pro forma information because completion accounting has not been finalised and is, amongst other things, subject to finalisation of a completion adjustment for actual Net Cash/(Debt) and actual Net Working Capital at the Accounts Date (January 31, 2021). The completion adjustments are to be prepared within 30 days after Completion (April 30, 2021). If no further adjustments resulted from the final completion accounting or purchase accounting then the Accumulated Losses in the able above would be increased by the amount of the interim consideration.

(3)	In this prospectus supplement certain New Zealand dollar amounts have been translated into United States dollars at the rate, as of January 31, 2021, of NZ$1 = US$0.7168. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

The foregoing table does not take into account the warrants described in “The Offering—Ordinary Shares outstanding.”

You should read this table in conjunction with our consolidated financial statements as at and for the fiscal year ended January 31, 2021, which are incorporated by reference in this prospectus supplement.

S-18

SELLING SHAREHOLDERS

The Ordinary Shares being offered by the Selling Shareholders represent 10,696,159 Warrant Shares issuable pursuant to the February 2021 Warrants. See “Background of the Offering” above.

When we refer to the “Selling Shareholders” in this prospectus supplement, we are referring to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interests in our securities other than through a public sale.

One of the Selling Shareholders, Streeterville Capital, LLC, is an affiliate of St. George and Iliad, two entities which have previously purchased securities from us. On July 24, 2020, we completed the private placement of the July Note and July Purchase Warrant to Iliad. See “Prospectus Supplement Summary—Recent Developments—Note and Purchase Warrant Issued in July 2020” for more information. In addition, St. George and Iliad purchased the Prior Notes from us in October, November and December 2019 and January, February and April 2020. See “Prospectus Supplement Summary—Recent Developments—Notes Issued in October, November, and December 2019 and January, February, and April 2020” for more information. Also, St. George purchased a convertible promissory note from us in May 2019, which was exchanged in full for Ordinary Shares. Furthermore, in March 2019, we sold 3,914,846 Ordinary Shares, “pre-funded” warrants to purchase up to an aggregate of 6,869,467 Ordinary Shares and “purchaser” warrants to purchase up to 10,784,313 Ordinary Shares in a private placement to certain accredited investors, including Acuitas Capital, LLC.

Except as set forth herein, and except for the transactions contemplated by the February 2021 SPA, the Selling Shareholders have not had any material relationship with us within the past three years. The Selling Shareholders are not broker-dealers or affiliates of a broker-dealer.

The table below lists the Selling Shareholders and sets forth information regarding their beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of Ordinary Shares. Information with respect to beneficial ownership is based on our records, information filed with the SEC, and information furnished to us by each Selling Shareholder.

The second column lists the number of Ordinary Shares beneficially owned by the Selling Shareholders as of June 21, 2021, assuming the cash exercise of any unexercised February 2021 Warrants in full on that date, but taking account of the limitations on conversion and exercise set forth therein. The Selling Shareholders may not be issued Ordinary Shares upon exercise of the February 2021 Warrants, if such issuance would cause such Selling Shareholder or any of its affiliates to beneficially own more than the Beneficial Ownership Limit after giving effect to such issuance. The number of shares in the second column of the table below reflects the effects, if any, of the Beneficial Ownership Limit.

The third column lists the Ordinary Shares being offered by this prospectus supplement by the Selling Shareholders, including the Warrant Shares and the Put Shares held by each Selling Shareholder, and does not take into account the effects, if any, of the Beneficial Ownership Limit. The number of Ordinary Shares set forth in the third column includes a good faith estimate of the maximum number of Ordinary Shares underlying such securities. The number of Ordinary Shares that will actually be issued may be more or less than the number of shares being offered by this prospectus supplement. Because the number of shares in the second column is calculated assuming cash exercise of any unexercised February 2021 Warrants in full as of June 21, 2021, and taking into account the effects, if any, of the Beneficial Ownership Limit, while the number of shares being offered by this prospectus supplement is a good faith estimate of the maximum number of Ordinary Shares underlying such securities, without taking into account such limitations, the number of shares being offered by this prospectus supplement as set forth in the third column exceeds the number of shares beneficially owned by such Selling Shareholder as set forth in the second column.

The fourth column lists the number of Ordinary Shares beneficially owned by the Selling Shareholders, assuming the issuance and resale of all the shares offered by the Selling Shareholders pursuant to this prospectus supplement.

We are registering the Ordinary Shares in order to permit the Selling Shareholders to offer the Ordinary Shares for resale from time to time. However, the Selling Shareholders may sell all, some or none of the shares registered hereby. See “Plan of Distribution.”

S-19

	Prior to the Offering			After the Offering
Shareholder	Ordinary Shares Beneficially Owned		Offered Hereby Ordinary Shares	Ordinary Shares Beneficially Owned(1)	Beneficial Ownership Percentage(1)
Streeterville Capital, LLC	217,688	(2)	435,376	—	—
Esousa Holdings LLC	21,783,283	(3)	7,996,832	13,786,451	1.6%
Acuitas Capital, LLC	7,610,221	(4)	2,263,951	5,346,270	0.6%

(1)	Based on 842,759,571 Ordinary Shares outstanding as of June 21, 2021, and assuming the issuance and resale of all of the shares offered by the Selling Shareholders pursuant to this prospectus supplement.

(2)	Includes 217,688 Warrant Shares issuable upon the exercise of the February 2021 Warrants held by Streeterville Capital, LLC. John M. Fife is the president of Streeterville. The business address of Streeterville is 303 East Wacker Drive, Suite 1040, Chicago, IL 60601.

(3)	Includes 13,786,451 Ordinary Shares held by Esousa Holdings LLC and 7,996,832 Warrant Shares as to which a notice of exercise has been delivered, but the Ordinary Shares have not yet been issued, pursuant to the February 2021 Warrants held by Esousa Holdings LLC. The business address of Esousa Holdings LLC is 211 East 43rd Street, Suite 402, New York, NY 10017.

(4)	Includes 5,346,270 Ordinary Shares held by Ordinary Shares held by Acuitas Capital, LLC and 2,263,951 Warrant Shares as to which a notice of exercise has been delivered, but the Ordinary Shares have not yet been issued, pursuant to the February 2021 Warrants held by Acuitas Capital, LLC. Terren Peizer is the Managing Member of Acuitas Capital, LLC. The business address of Acuitas Capital, LLC is 2120 Colorado Avenue, Suite 230, Santa Monica, CA 90404.

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PLAN OF DISTRIBUTION

We are registering 10,696,159 Ordinary Shares issuable pursuant to the February 2021 Warrants. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Ordinary Shares. We will bear all fees and expenses incident to the registration of the Ordinary Shares hereunder.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus supplement forms a part is declared effective by the SEC;

●	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus supplement. In addition, the Selling Shareholders may transfer the Ordinary Shares by other means not described in this prospectus supplement. If the Selling Shareholders effect such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

S-21

The Selling Shareholders may pledge or grant a security interest in some or all of the February 2021 Warrants or Ordinary Shares and, if the Selling Shareholders default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus supplement. The Selling Shareholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus supplement.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholders will sell any or all of the Ordinary Shares registered pursuant to the registration statement of which this prospectus supplement forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the Ordinary Shares hereunder including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus supplement forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

Our Ordinary Shares are registered under the Exchange Act and trade on Nasdaq under the symbol “NAKD”.

Our Ordinary Shares are issued in registered form. The transfer agent for our Ordinary Shares is Continental Stock Transfer & Trust Company.

S-22

EXPENSES

The following table sets forth the costs and expenses payable by us in connection with registering the Ordinary Shares that may be sold by the Selling Shareholders under this prospectus supplement. All amounts listed below are estimates except the SEC registration fee.

Itemized expense	Amount (in US$)
SEC registration fee	$785
Legal fees and expenses	$13,750
Accounting fees and expenses	$3,000
Transfer agent and registrar fees	$5,000
Miscellaneous	$2,000
Total	$24,535

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act. Mills Oakley, Sydney, Australia, will pass upon the validity of the Ordinary Shares offered in this prospectus supplement and on matters of Australia law.

EXPERTS

The financial statements as of January 31, 2021 and 2020 and for each of the three years in the period ended January 31, 2021, incorporated by reference in this registration statement, have been so included in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus supplement reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the Ordinary Shares offered hereby. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

S-23

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 18, 2021;

●	our reports on Form 6-K filed with the SEC on February 6, 2020, February 13, 2020, March 11, 2020, March 12, 2020, April 16, 2020, April 30, 2020, May 15, 2020, June 10, 2020, July 8, 2020, July 27, 2020, July 31, 2020, August 19, 2020, August 20, 2020, August 21, 2020, August 31, 2020, September 25, 2020, October 5, 2020, October 5, 2020, October 6, 2020, November 4, 2020, November 27, 2020, January 21, 2021, January 28, 2021, February 1, 2021, February 23, 2021, February 25, 2021, March 10, 2021, March 12, 2021, March 30, 2021, April 21, 2021, April 23, 2021, April 29, 2021, and April 30, 2021; and

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus supplement forms a part, and (ii) all such Annual Reports and reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus supplement forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus supplement).

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and in any document previously incorporated by reference in this prospectus supplement.

You should assume that the information appearing in this prospectus supplement and any accompanying prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus supplement contained in the registration statement not delivered with the prospectus supplement. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, Unit 7, 35-39 William Street, Double Bay, New South Wales 2028, Australia. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

S-24

Prospectus

NAKED BRAND GROUP LIMITED

Ordinary Shares

Preference Shares

Warrants

Debt Securities

Units

This prospectus provides you with a general description of equity and debt securities that Naked Brand Group Limited may offer and sell, from time to time, individually or in units.

Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any equity or debt securities we offer and the specific manner in which we will offer the equity or debt securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the equity or debt securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may sell the securities on a continuous or delayed basis directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement will also set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

Our ordinary shares trade on the Capital Market of The Nasdaq Stock Market, or “Nasdaq,” under the symbol “NAKD.” The last sale price of our ordinary shares on May 17, 2021 was US$0.57 per share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 18, 2021

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademark is Frederick’s of Hollywood. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2021 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

Unless otherwise stated in this prospectus,

●	“we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations;
●	“FOH” refers to FOH Online Corp., our operating subsidiary; and
●	“Bendon” refers to Bendon Limited, formerly one of our operating subsidiaries.

Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars. On December 20, 2019, we completed a reverse stock split of our ordinary shares, pursuant to which every 100 ordinary shares outstanding as of the effective time of the reverse stock split were combined into one ordinary share. All share and per share information in this prospectus is presented on post-reverse split basis.

Our Company

Our business is operated through our operating subsidiary FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollywood products online at www.fredericks.com.

On January 21, 2021, we announced plans to undertake a transformative restructure in which we would dispose of our bricks-and-mortar operations in order to focus exclusively on our e-commerce business. To that end, we signed a non-binding and non-exclusive term sheet to divest ourself of our Bendon subsidiary, to a group composed of existing management of the Company, including Justin Davis-Rice, the Executive Chairman and Chief Executive Officer of the Company, and Anna Johnson, the Chief Executive Officer of Bendon, or the “Bendon Sale.” On April 23, 2021, we held an Extraordinary General Meeting of Shareholders, at which our shareholders approved the Bendon Sale. On April 30, 2021, we signed a conditional share sale agreement for the Bendon Sale, or the “Bendon Share Sale Agreement,” and simultaneously consummated the transactions contemplated thereby.

FOH has entered into a services agreement with Bendon Limited whereby Bendon will continue to provide a full range of services to FOH covering selling, marketing, advertising, manufacturing, designing, distribution and logistics, inventory management, e-commerce and website management, customer service and associated MIS-business systems and operational financial support.

Following the divestment of Bendon and having recently raised capital, Naked is in a strong financial position to further leverage and build on its leading e-commerce position in intimate apparel through the addition of synergistic, high growth and high margin e-commerce businesses as part of its new strategy to a pure-play e-commerce leader.

Brands

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra, the padded bra, and black lingerie to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

1

Our Strategy

Our strategy is to build a leading pure-play e-commerce business in intimate apparel through:

●	Leveraging our managements and board’s extensive operational, corporate development and capital market expertise and deep industry knowledge and experience in intimates, apparel and consumer brand building.
●	Growing and retaining customers, drive sales growth and improve profitability of the FOH business.
●	Continuing to innovate our business model, products, offerings and platforms.
●	Investment in brands and technology to strengthen and enhance our customer experience.
●	Utilizing our demonstrated track record of successful capital raising and advantaged access to growth capital via shelf filing, ATM and registered direct share issuances.

We intend to pursue accretive, strategic acquisitions with synergistic benefits that complement our business and operations and help us expand our brands, categories, product offerings and geographies.

Recent Developments

COVID-19

On January 30, 2020, the World Health Organization, or the “WHO,” announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China, COVID-19, and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the business’ financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail, wholesale and licensing businesses. Throughout the financial period reported and to this date the business has had periods where it has temporarily closed its bricks and mortar stores. Throughout these periods the business has been able to continue to trade through the Bendon Lingerie and Frederick’s of Hollywood online stores and has been able to fulfil online orders from the New Zealand and U.S. warehouses. To mitigate the significant impact on cashflow the business was able to work with suppliers to get support with delayed payments and to negotiate support from the majority of landlords to provide rent abatements through the periods of closure. Employees agreed to work reduced hours for the initial key shutdown periods. For the Bendon part of the business, we were able to apply for Government wage subsidies from the New Zealand and Australian governments. At the date of this report, we had received $2.0m in subsidies from the New Zealand government and $0.8m from the Australian Government. The business was able to receive support from the Bank of New Zealand, or “BNZ,” to defer loan repayments and has subsequently repaid this loan and closed the facility. The impact of COVID-19 in Asia initially delayed stock flow due to temporary factory closures, however, the business was able to work with suppliers to prioritise and reschedule orders.

Management and the directors continue to monitor the situation on a daily basis to minimize the total impact to the group.

Bendon Sale

On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the DR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, who we refer to, collectively, as the “Buyers,” and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021, or the “Accounts Date,” notwithstanding that closing of the Transaction, or the “Completion,” occurred on April 30, 2021.

2

Because the Buyers are related parties of ours, we adopted strict governance and information protocols to ensure independent consideration and assessment of the Buyers’ proposal and the Bendon Share Sale Agreement. Our independent directors formed an independent committee of the board of directors, which considered, on our behalf, the Bendon Sale. The consideration paid for the share capital of Bendon was determined through negotiations between the independent committee and the Buyers.

The key terms of the Bendon Share Sale Agreement are as follows:

Consideration. The consideration paid by the Buyers was NZ$1.00 as adjusted based on the target inventory amount of NZ$18.2 million and by a true up adjustment for estimated Net Cash/(Debt) and Working Capital as at the Accounts Date. The inventory adjustment resulted in a payment by us to Bendon in the amount of NZ$4.8 million. The Net Cash/(Debt) and Working Capital adjustments are to be prepared within 30 business days after Completion.

Exit Event Proceeds. If the Buyers or Mr. Davis-Rice and Ms. Johnson agree to sell the shares in Bendon or its business within three years following Completion, we will be entitled to the following percentage of the net proceeds of the sale: in the first year following Completion, 75%; in the second year following Completion, 50%; and in the third year following Completion, 25%.

Profit share. We are entitled to a tiered percentage of net profits of Bendon and the entities controlled by Bendon, or the “Bendon Group,” for three years commencing on July 1, 2021, being in: the first year, 30%; the second year, 20%; and the third year, 10%. The net profits are to be calculated on a cumulative basis so that any losses from the first or second year are offset against any profits in a subsequent year.

Forgiveness of the Intra Group Loans. We forgave all inter-company debt owing by the Bendon Group to us and our subsidiaries other than the Bendon Group effective as of January 30, 2021 (which is approximately NZ$43.6 million).

Naked Facility. We will provide Bendon with a 5 year loan of up to NZ$7 million, or the “Naked Facility,” at an initial interest rate per annum of 5% and, following Bendon obtaining additional external senior debt which the Buyers and Bendon are proposing to raise after Completion, an interest rate of 50 basis points above the rate of this senior debt. The Naked Facility will also be subordinated to this senior debt.

Costs. We agreed to pay up to NZ$300,000 of the Buyers’ and Bendon’s costs in relation to the Bendon Sale, which was agreed in exchange for the Buyers’ agreeing for the term sheet to be entered into on a non-exclusive basis.

FOH Services Agreement. FOH, our wholly owned subsidiary, entered into a management services agreement, or the “FOH Services Agreement,” with Bendon pursuant to which Bendon will provide certain management services.

As a result of the Bendon Sale, our sole operating subsidiary is FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

Management Changes

On January 21, 2021, our board of directors appointed Justin Davis-Rice as our Chief Executive Officer, replacing Anna Johnson. Ms. Johnson remained the Chief Executive Officer of Bendon. In connection with his appointment, our board of directors, upon the recommendation of the compensation committee, granted to Mr. Davis-Rice phantom warrants with a strike price equal to $0.37 (the 20-day volume-weighted average price of the Ordinary Shares). The phantom warrants will vest in three tranches, with the first tranche vesting immediately, the second tranche vesting on July 21, 2021 and the third tranche vesting on January 21, 2022. Each tranche will cover 1.5% of our outstanding Ordinary Shares as of the date of vesting and will expire three years after its vesting date. Upon exercise, the Company will net cash settle the phantom warrants. As a result, no Ordinary Shares will be issued.

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On January 18, 2021, our board of directors appointed Simon Tripp as a director of the Company. Mr. Tripp replaced Paul Hayes, who resigned as a director of the Company on the same day.

On April 19, 2021 Mark Ziirsen was appointed as Chief Financial Officer, replacing Cheryl Durose. See Item 6 of this Annual Report, “Directors, Senior Management and Employees,” for biographical information about Mr. Ziirsen.

Nasdaq Compliance

On April 26, 2021, we received a notice from Nasdaq’s Listing Qualifications Department stating that, for the 30 consecutive business days ending April 23, 2021, the closing bid price for the Ordinary Shares had been below the minimum of $1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days (until October 25, 2021) to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least $1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the 180-day period, we may be eligible for additional time.

The Nasdaq notification did not have any immediate effect on the listing of the Ordinary Shares, and the Ordinary Shares continue to trade uninterrupted under the symbol “NAKD”. Naked management intends to actively monitor the bid price for the Ordinary Shares and will consider all available options to regain compliance with the Nasdaq minimum bid price requirement.

Financing Transactions

February 2021 Private Placement

On February 24, 2021, we entered into a securities purchase agreement, or the “February 2021 SPA,” with certain accredited investors, pursuant to which we agreed to sell in a private placement an aggregate of US$100,000,000 of units, each unit consisting of one Ordinary Share and one warrant to purchase Ordinary Shares, or the “February 2021 Warrants.” On March 10, 2021, we entered into an amendment to the February 2021 SPA, which reduced the price per unit sold under the February 2021 SPA and made certain changes to the form of the February 2021 Warrant to, among other things, reduce the initial exercise price and limit the number of ordinary shares which may be issued upon a Black-Scholes value cashless exercise of the February 2021 Warrant (as more fully described below), by increasing the floor price specified in the warrants, lowering the underlying price used in the calculation of the Black-Scholes value per warrant and establishing a maximum number of Ordinary Shares that may be issued under the warrants. On the same day, we consummated the sale of the units pursuant to the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 Ordinary Shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million.

The February 2021 Warrants have an exercise price of US$0.935 per share and will expire on March 10, 2026. The February 2021 Warrants contain a Black-Scholes cashless exercise feature, which permits the February 2021 Warrants to be exercised on a cashless basis for a number of Ordinary Shares equal to the Black-Scholes value per share, multiplied by the number of Ordinary Shares as to which the warrant is being exercised, divided by the closing bid price on Nasdaq as of two trading days prior to the exercise date, as reported by Bloomberg (but not less than a specified floor price). For this purpose, the Black-Scholes value per share is calculated using an underlying price equal to US$0.95 (as may be adjusted for stock dividends, subdivisions, or combinations); a risk-free interest rate corresponding to the U.S. Treasury rate; a strike price equal to the $0.935 exercise price; an expected volatility equal to 135%; and a deemed remaining term of five years (regardless of the actual remaining term of the February 2021 Warrant). Accordingly, the Black-Scholes value calculation will not change as a result of future changes in the stock price, risk-free interest rate, volatility or remaining life of the February 2021 Warrants. As a result, the number of Ordinary Shares issued upon exercise of the February 2021 Warrants may substantially exceed 117,647,059 shares. The February 2021 Warrants may not be exercised to the extent the holder or any of its affiliates would beneficially own more than 9.9% of the Ordinary Shares outstanding on the closing date after giving effect to such exercise. Further, in no event will we be required to issue upon exercise of the warrants more than a fixed maximum number of Ordinary Shares specified in the February 2021 Warrants.

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As of the date of this Annual Report, the February 2021 Warrants have been exercised as to 85,468,897 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 142,842,302 Ordinary Shares. These amounts include exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares.

ATM Offerings

On February 24, 2021, we entered into an equity distribution agreement, or the “February EDA,” with Maxim Group LLC, or “Maxim,” pursuant to which we may sell, from time to time, through Maxim, Ordinary Shares having an aggregate offering price of up to US$99,500,000. Sales of Ordinary Shares in the offering, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Maxim is not required to sell any specific amount but will act as our exclusive sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. We have no obligation to sell any of the ordinary shares under the February EDA and may at any time suspend solicitation and offers under the February EDA. As of April 30, 2021, we sold an aggregate of 69,269,818 ordinary shares pursuant to the February EDA, for gross proceeds of US$69,120,474 (NZ$96,429,232) and net proceeds of US$67,046,860 (NZ$93,536,355), after payment to Maxim of an aggregate of US$2,073,614 (NZ$2,892,877) in commissions.

In addition, we conducted two prior “at the market” offerings through Maxim. On October 19, 2020, we entered into an equity distribution agreement with Maxim, the “October EDA,” pursuant to which we sold an aggregate of 107,036,117 ordinary shares, for gross proceeds of US$49,999,716 (NZ$69,754,068) and net proceeds of US$48,499,724 (NZ$67,661,446), after payment to Maxim of an aggregate of US$1,499,991 (NZ$2,092,622) in commissions. In connection with the execution of the February EDA, we terminated the offering under the October EDA. On August 20, 2020, we entered into an equity distribution agreement with Maxim, as amended on September 25, 2020, or the “August EDA,” pursuant to which we sold an aggregate of 138,252,413 ordinary shares, for gross proceeds of US$17,998,700 (NZ$25,109,793) and net proceeds of US$17,458,739 (NZ$24,356,500), after payment to Maxim of an aggregate of US$539,961 (NZ$753,294) in commissions. In connection with the commencement of sales under the October EDA, we terminated the offering under the August EDA.

Repayment of Credit Facility

Through February 10, 2021, we were party to a facility agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and the BNZ, as lender. Under the facility agreement, BNZ had made available to us and our subsidiaries a revolving credit facility and an instrument facility. On February 10, 2021, we paid approximately US$10,394,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

Registered Direct Offering

On February 1, 2021, we closed on the sale of 29,415,000 ordinary shares in a public offering to certain institutional investors at a price of $1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000 (NZ$65,429,688), after deducting the placement agent’s fees of US$3,00,330 and other estimated offering expenses.

Corporate Information

Our principal office and registered office is located at Unit 7, 35-39 William Street, Double Bay, NSW 2028, Australia, and our telephone number is ++64 9 275 0000. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus.

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Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with Securities and Exchange Commission (the “SEC”) as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 32.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 8.

The Securities We May Offer

We may offer ordinary shares, preference shares, warrants, debt securities and/or units, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Ordinary Shares

Each of holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to the constitution of our company (“Constitution”) and to any rights or restrictions attached to any shares or class of shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative. Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

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Subject to the Corporations Act 2001 (Cth) (“Corporations Act”) and any preferential rights of any outstanding preference shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

Preference Shares

Subject to the Corporations Act, our Constitution authorizes the issuance of preference shares, including preference shares which are, at the option of the Company or the holder, convertible into ordinary shares. Each preference share will confer on the holder the right to receive a preferential dividend, participate in and/or receive priority payments upon any liquidation, dissolution, or winding up, and receive a bonus issue or capitalization of profits, each to the extent determined by our board of directors. Preference shares will have limited voting rights. We have summarized some of the general terms and provisions of the preference shares that we may issue in “Description of Capital Shares.” A prospectus supplement will describe the particular terms of any issue of preference shares offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

Subject to any covenants we may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in us, you should carefully consider the risk factors described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC, as well as any risk factors set forth under the caption “Risk Factors” in any prospectus supplement relating to a particular offering, together with all of the other information included in such prospectus supplement and incorporated by reference therein. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our ordinary shares could decline and you could lose all or a part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	our restructuring initiatives;
●	expectations regarding industry trends and the size and growth rates of addressable markets;
●	our business plan and our growth strategies, including plans for acquisitions and expansion to new markets and new products; and
●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following risks:

●	our reliance on our Frederick’s of Hollywood brand.
●	our ability to protect or preserve our brand image and proprietary rights;
●	our ability to satisfy changing consumer preferences;
●	an economic downturn affecting discretionary consumer spending;
●	our ability to manage our growth effectively;
●	the success of our business restructuring;
●	our ability to raise any necessary capital;
●	poor performance during our peak season affecting our operating results for the full year;
●	our ability to manage our product distribution given our reliance on third-party distribution/fulfilment;
●	the success of our marketing programs;
●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

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DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization at January 31, 2021 on an historical basis and on a pro forma basis, after giving effect to the transaction described in the notes table.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussions and Analysis of Financial condition and Results of Operations” and the other financial information incorporated by reference in this prospectus from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

In Thousands of NZ$ and US$	As at January 31, 2021 (Historical)		As at January 31, 2021 (Pro Forma)(1)(2)
	NZ$	US$ (3)	NZ$	US$ (3)
Borrowings	17,495	12,540	0	0
Share Capital	338,498	242,635	633,146	453,839
Accumulated Losses	(244,941)	(175,574)	(245,505)	(175,978)
Reserves	(4,366)	(3,130)	(4,366)	(3,130)
Total Capitalization	106,686	76,473	383,275	274,731

(1)	The pro forma information reflects the following transactions:

●	On February 1, 2021, we closed on the sale of 29,415,000 ordinary shares in a public offering to certain institutional investors at a price of $1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000 (NZ$65,429,688), after deducting the placement agent’s fees of US$3,000,330 and other estimated offering expenses. Gross proceed less agents fees of approximately, US$47.0 million was taken to Share Capital with the expense of US$0.1 million impacting Accumulated Losses.

●	On February 10, 2021, we paid approximately US$10,394,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

●	On February 25, 2021, we exchanged the Prior Note issued in April 2020 for 4,002,789 ordinary shares. The table reflects the exchange of notes at the carrying value of US$2,152,000 (NZ$3,002,000) as at 31 January, 2021. This had the effect of reducing Borrowings and increasing Share Capital.

●	On March 10, 2021, we consummated the sale of $100,000,000 of units pursuant to the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 ordinary shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million (NZ$132.4 million) with the effect of increasing Share Capital by that amount. As of May 14, 2021, the February 2021 Warrants have been exercised as to 68,362,352 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 114,787,027 ordinary shares. These amounts exclude exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares. The financial liability associated with the warrants is yet to be determined. When recognized, there will be no material net impact on the table above, as any impact will have equal, but opposite effects, on each of Share Capital and Accumulated Losses.

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●	Through May 14, 2021, pursuant to the February EDA, we sold an aggregate of 69,269,818 ordinary shares, for gross proceeds of US$69.1 million (NZ$96.4 million) and net proceeds of US$67.0 million (NZ$93.5 million), after payment to Maxim of an aggregate of US$2.1million (NZ$2.9 million) in commissions. As a result, Share Capital increased by the value of the net proceeds of US$67.0 million.

(2)	The pro forma information excludes the following transactions:

●	On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the DR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021 notwithstanding that closing of the Bendon Sale occurred on April 30, 2021.

Interim Bendon Sale consideration is as follows:

	NZ$	US$
Inventory adjustment payment	4.8m	3.4m
Intercompany debt forgiveness	43.6m	31.3m
Buyers costs	0.3m	0.2m
BNZ loan repayment	14.5m	10.4m
Total interim consideration	63.2m	45.3m

The effect of the Bendon Sale has not been included in the pro forma information because completion accounting has not been finalised and is, amongst other things, subject to finalisation of a completion adjustment for actual Net Cash/(Debt) and actual Net Working Capital at the Accounts Date (January 31, 2021). The completion adjustments are to be prepared within 30 days after Completion (April 30, 2021). If no further adjustments resulted from the final completion accounting or purchase accounting then the Accumulated Losses in the able above would be increased by the amount of the interim consideration.

(3)	In this prospectus certain New Zealand dollar amounts have been translated into United States dollars at the rate as at January 31, 2021 of NZ$1 = US$0.7168. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

The foregoing table does not take into account the conversion or exercise of the convertible securities and warrants set forth in “Description of Capital Shares—Ordinary Shares.”

You should read this table in conjunction with our consolidated financial statements as at and for the fiscal year ended January 31, 2021, which are incorporated by reference in this prospectus.

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DESCRIPTION OF CAPITAL SHARES

General

Our corporate affairs are principally governed by our Constitution and the Corporations Act. The rights and restrictions attaching to the ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below.

Australia does not have a limit on the authorized share capital that may be issued and does not recognize the concept of par value. Subject to restrictions on the issue of securities in our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options on any terms, with the rights and restrictions and for the consideration that our board of directors determine. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options.

Ordinary Shares

As of May 14, 2021, 781,704,296 ordinary shares are issued and outstanding, which does not include:

●	approximately 32,178,161 ordinary shares underlying the February 2021 Warrants. This amount includes exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares. However, the actual number of shares issuable upon exercise of the February 2021 Warrants may be substantially more than the foregoing amount, depending, among other things, on whether the February 2021 Warrants are exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon exercise of the February 2021 Warrants would depend on the market price of the ordinary shares at the time of exercise. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued; and

●	535,987 ordinary shares underlying our outstanding warrants (other than the July Purchase Warrant).

Dividend Rights

Subject to the Corporations Act, ordinary shareholders are entitled to receive such dividends as may be declared by the directors. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cheque, electronic transfer or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or otherwise available for distribution to shareholders. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the Corporations Act and the Nasdaq rules, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Voting Rights

Each of our ordinary shareholders is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each ordinary shareholder present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

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Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to ordinary shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Preemptive Rights

Ordinary shareholders do not have preemptive rights.

Preference Shares

As of May 14, 2021, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with the Corporations Act, our Constitution and set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, the Corporations Act, all of the provisions of our Constitution and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and constitution that contains the terms of the issue of preference shares.

General

We may issue preference shares including preference shares which are, at the option of us or holder, liable to be redeemed or converted to ordinary shares. Each preference share confers on the holder the right to: (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) participate with the ordinary shares in profits and assets of the Company, including on a winding up, if and to the extent the directors decide at the time of issue; (iii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; (iv) to the extent directors may decide at the time of issue, a bonus issue or capitalization of profits in favour of holders of those shares only; and (v) vote at any general meeting, but only in certain limited circumstances.

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

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●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights

Holders of preference shares generally will have no voting rights except as set forth below. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Preference shares may vote at a general meeting only in the following circumstances: (i) on a proposal to reduce the share capital of the Company, or that would affect the rights attached to the preference share, or to wind up the Company or for the disposal of the whole of the property, business, and undertaking of our company, (ii) on a resolution to approve the terms of a buy-back agreement, (iii) during the period in which dividends on any preference shares are in arrears, (iv) during the winding up of our company, and (v) in other circumstances as required by the listing rules of Nasdaq or another exchange that is our primary stock exchange.

Dividend Rights

Holders of our preference shares are entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue. Subject to the Corporations Act and the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

The directors may decide at the time of issue to designate a bonus issue or to capitalize our company’s profits in favor of the holders of preference shares only. The bonus issue, or the capitalization, must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Conversion and Redemption Rights

The board of directors may decide at the time of issue to designate an issue of preference shares as redeemable. Preference shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders preference shares may be entitled to participate with the ordinary shares in the profits and assets of our company. The holders of the preference shares will be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount specified in the terms of issue.

Constitution and Corporations Act

The summary below relates to our Constitution as currently in effect. The summary below is of the key provisions of our Constitution and does not purport to be a summary of all of the provisions thereof or of all relevant provisions of Australian law governing the management and regulation of Australian companies.

Incorporation

We were incorporated in Australia on May 11, 2017 under the Corporations Act with company registration number ACN 619 054 938. We are an Australian public limited company.

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Objects and Purposes

Our Constitution grants us full power and authority to exercise any power, take any action or engage in any conduct which the Corporations Act permits a company limited by shares to exercise, take or engage in.

Directors

There must be a minimum of three directors and a maximum of 12 directors unless our shareholders in general meeting resolves otherwise. The directors may set a maximum number of directors less than the current maximum in accordance with the Corporations Act and the Nasdaq rules. Where required by the Corporations Act or Stock Market Rules, we must hold an election of directors each year. No director, other than the managing director, may hold office without re-election beyond the third annual general meeting following the meeting at which the director was last elected or re-elected. A director appointed to fill a casual vacancy, who is not a managing director, holds office until the conclusion of the next annual general meeting following his or her appointment. If there would otherwise not be a vacancy, and no director is required to retire, then the director who has been longest in office since last being elected must retire. If a number of directors were elected on the same day, the directors to retire are (in default of agreement between them) determined by ballot.

Our Constitution provides that no person shall be disqualified from the office of director or prevented by such office from contracting with us, nor shall any such contract or any contract or transaction entered into by or on our behalf in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to us for any profit realised by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. However, a director who has a material personal interest in a matter that is being considered by the directors must not be present at a meeting while the matter is being considered nor vote on the matter, except where permitted by the Corporations Act.

Each director is entitled to remuneration from our company for his or her services as decided by the directors but the total amount provided to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by us in general meeting. The remuneration of an executive director must not include a commission on, or a percentage of, profits or operating revenue. Remuneration may be provided in the manner that the directors decide, including by way of non-cash benefits. There is also provision for directors to be paid extra remuneration (as determined by the directors) if they devote special attention to our business or otherwise perform services which are regarded as being outside of their ordinary duties as directors or, at the request of the directors, engage in any journey on our business. Directors are also entitled to be paid all travelling and other expenses they incur in attending to our affairs, including attending and returning from general meetings or board meetings, or meetings of any committee engaged in our business.

Directors also may exercise all the powers of the company to borrow or raise money, to charge any of the company’s property or business or any of its uncalled capital, and to issue debentures or give any security for a debt, liability or obligation of the company or of any other person.

General Meetings

A general meeting of shareholders may be called by a directors’ resolution or as otherwise provided in the Corporations Act. The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at a general meeting may also call, and arrange to hold, a general meeting themselves. In addition, where it is impracticable to call the meeting in any other way, the Court may order a meeting of our members to be called.

The Corporations Act requires at least 21 clear days of notice to be given for a general meeting. Notice of a general meeting must be given to each person who, at the time of giving the notice, is a member, director or auditor of ours, or is entitled to a share because of the death of a shareholder (and who has satisfied the directors of his or her right to be registered as the holder of, or to transfer, the shares).

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The notice of meeting must include the date and time of the meeting, the location, an electronic address, planned business for the meeting, information about any proposed special resolutions and information about proxy votes.

Changes in Capital

Australia does not have a limit on the authorized share capital that may be issued and do not recognize the concept of par value under Australian law.

Indemnity

We must indemnify our current and past directors and other executive officers on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office or a related body corporate.

We may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office or a related body corporate.

Disposal of assets

The Corporations Act does not specifically preclude a company from disposing of its assets, or a significant portion of its assets. Subject to any other provision which may apply (such as those provisions relating to related party transactions summarized above), a company may generally deal with its assets as it sees fit without seeking shareholder approval.

Rights of non-resident or foreign shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership or disposal of shares in an Australian company by non-resident or foreign shareholder. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership and disposal of our shares by non-resident or foreign shareholders.

Exchange Act Registration; Listing of our Securities

Our ordinary shares are registered under the Exchange Act and trade on Nasdaq under the symbol “NAKD.” The last sale price of our ordinary shares on May 17, 2021 was US$0.57 per share. As of the date of this prospectus, no other class of securities that we may offer hereunder is listed on any national securities exchange or automated quotation system.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any issue of preference shares will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation and/or terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the amount and price of securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

●	if applicable, information relating to book-entry procedures;

●	if applicable, a discussion of material U.S. Federal income tax considerations

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant holders will not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions in respect of our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies or other property for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

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Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or “DTC,” will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times, unless, and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities, and instead, deal only with the depositary that holds the global security.

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If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell or issue the securities from time to time though any one or more of the following ways:

●	through underwriters or dealers;

●	directly to purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of these methods.

Registration of the securities covered by this prospectus does not mean that the securities will be offered or sold.

Securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

●	the name or names of any agents or underwriters;

●	the amount of securities underwritten or purchased by any underwriter;

●	the initial public offering price;

●	the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

●	the proceeds we will receive;

●	any other items constituting underwriters’ compensation;

●	any discounts, commissions or concessions allowed or paid to dealers;

●	the material terms of any agreement with any underwriters or agents; and

●	any securities exchanges on which the securities may be listed.

Securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

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Securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

We may make direct sales of securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, securities offered by us under this prospectus will be a new issue and, other than the ordinary shares, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

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EXPENSES

The following table sets forth the costs and expenses payable by us in connection with registering the securities offered hereby. All amounts listed below are estimates.

Itemized expense	Amount
SEC registration fee	$40,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,500
Transfer agent and registrar fees	$5,000
Miscellaneous	$5,000
Total	$80,500

Our costs and expenses relating to each sale of securities being registered hereby will be provided by a prospectus supplement.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. Mills Oakley, Sydney, Australia, will pass upon the validity of the ordinary shares and preferred shares offered in this prospectus and on matters of Australia law.

EXPERTS

The financial statements as of January 31, 2021 and 2020 and for each of the three years in the period ended January 31, 2021, incorporated by reference in this registration statement, have been so included in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

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We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 18, 2021;

●	our reports on Form 6-K filed with the SEC on February 1, 2021, February 23, 2021, February 25, 2021, March 1, 2021, March 12, 2021, March 30, 2021, April 21, 2021, April 23, 2021, April 29, 2021, and April 30, 2021; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, Unit 7, 35-39 William Street, Double Bay, NSW 2028, Australia. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

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NAKED BRAND GROUP LIMITED

10,696,159 Ordinary Shares

June 22, 2021

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.